                                                                    EXHIBIT 4(f)


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                                   MAPCO, INC.




                       WILLIAMS HOLDINGS OF DELAWARE, INC.




                                       AND




                              BANKERS TRUST COMPANY




                                     TRUSTEE



                        --------------------------------


                          FIRST SUPPLEMENTAL INDENTURE




                           DATED AS OF MARCH 31, 1998

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                     SUPPLEMENTING THE INDENTURE DATED AS OF
                                 MARCH 31, 1990

                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of March 31, 1998, by and among MAPCO, Inc. ("MAPCO"), a Delaware corporation, Williams Holdings of Delaware, Inc. ("WHD"), a Delaware corporation, and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, MAPCO and the Trustee have entered into an Indenture dated as of March 31, 1990 (the "Indenture"); and

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November 23, 1997 by and among MAPCO, The Williams Companies, Inc. ("Williams") and TML Acquisition Corp., a wholly-owned subsidiary of Williams ("Sub"), Sub has been merged into MAPCO; and

         WHEREAS, effective as of the date hereof, the stock of MAPCO has been transferred to WHD, a wholly-owned subsidiary of Williams and all of the outstanding capital stock of MAPCO Petroleum, Inc. and MAPCO Natural Gas Liquids Inc. have been sold by MAPCO to WHD; and

         WHEREAS, Section 9.01 of the Indenture permits MAPCO and the Trustee to amend or supplement the Indenture without notice to or the consent of any Holder of Securities (as defined) to comply with Article Five of the Indenture;

         WHEREAS, Article Five of the Indenture requires, in the event of a transfer of MAPCO's properties and assets substantially as an entirety, that the successor to such assets expressly assume, by supplemental indenture, all of MAPCO's obligations in respect of the Indenture;

         WHEREAS, MAPCO Petroleum, Inc and MAPCO Natural Gas Liquids, Inc. together constitute MAPCO's properties and assets substantially as an entirety.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MAPCO, WHD, and the Trustee hereby agree as follows:

         Section 1. Definitions. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

         Section 2. Assumption of Certain Obligations.

               (a) WHD hereby expressly assumes (i) the due and punctual payment of the principal of, premium, if any, on, interest on, and any additional amounts payable under the Indenture in respect of, the Indenture and (ii) the performance of all of the covenants provided for in the Indenture to be performed or observed by MAPCO.

               (b) MAPCO and the Trustee hereby acknowledge that WHD shall succeed to, and be substituted for, and may exercise every right and power of, MAPCO under the Indenture with the same effect as if WHD had been named therein.

         Section 3. Effect of First Supplemental Indenture. From and after the execution and delivery of this First Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

         Section 4. Notice. Any notice or communication by the Trustee to WHD is duly given if in writing and delivered in person or by express mail service to the address set forth below:

                            Williams Holdings of Delaware, Inc.
                            One Williams Center
                            Tulsa, Oklahoma 74172
                            Attention:  Treasurer

         Section 5. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

         Section 6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of MAPCO, WHD and the Trustee has caused this first Supplemental Indenture to be executed on its behalf by its duly authorized officer and has caused its official seal to be impressed hereon and attested by one of its duly authorized officers, all as of the day and year first above written.

[SEAL]                                       MAPCO, INC.

Attest

/s/ SHAWNA L. GEHRES                         By: /s/ PHILLIP D. WRIGHT
--------------------------------                --------------------------------
Name:    Shawna L. Gehres                    Name:    Phillip D. Wright
Title:   Assistant Secretary                 Title:   Senior Vice President


[SEAL]                                       WILLIAMS HOLDINGS OF DELAWARE, INC.

Attest

/s/ SHAWNA L. GEHRES                         By: /s/ JAMES G. IVEY
--------------------------------                --------------------------------
Name:    Shawna L. Gehres                    Name:    James G. Ivey
Title:   Assistant Treasurer                 Title:   Treasurer


[SEAL]                                       BANKERS TRUST COMPANY, AS TRUSTEE

Attest

/s/ MARC PARILLA                             By: /s/ SUSAN JOHNSON
--------------------------------                --------------------------------
Name:    Marc Parilla                        Name:    Susan Johnson
Title:   Assistant Treasurer                 Title:   Assistant Vice President